Exhibit 99.2

FOR IMMEDIATE RELEASE
May 11, 2009
Contact:
Jim Newman :  415-388-1500

 Shearson Financial Network Inc. Authorizes New Capital in the Amount of 300,000,000 Shares

SAN FRANCISCO, CALIFORNIA— May 12, 2009, Shearson Financial Network Inc., a financial services holding company that conducted diversified mortgage banking and brokering operations, (Previously Pink Sheets: SHSNQ) confirmed today, as previously disclosed, that it has amended its certificate of incorporation to authorize newly authorized capital in the amount of 300,000,000 shares which shall constitute all the Newly Authorized Stock of the Company. On May 7, 2009, the Effective Date, or as soon thereafter as practicable, from the Newly Authorized Stock, Reorganized Shearson shall issue 10,000,000 shares to effectuate the following capital structure: (i) on account of the Kraatz Payment, to Harry Kraatz – 92.5%; (ii) Class 5 – General Unsecured Creditor Claims – 7.5%.  The company is in the process of applying for a new stock symbol. The ticker symbol for the new common stock will not end in "Q".

On February 25, 2009 the United States Bankruptcy Court “Confirmed” Shearson’s First Amended  Plan of Reorganization and the Plan became effective on May 7, 2009.  Pursuant to the First Amended Joint Plan of Reorganization and the Disclosure Statement, on the Effective Date the equity securities of the Company, other than the NIR Debentures, were cancelled and the holders of equity securities received nothing.

Shearson Financial Network Inc. is a financial services holding company that conducted diversified mortgage banking and brokering operations and is a provider of both traditional and online mortgage services to a diversified customer base consisting of mortgage lenders, mortgage brokers, real estate agents and consumers.

Safe Harbor

Certain statements and information included in this press release constitute ``forward-looking statements'' within the meaning of the Federal Private Securities Litigation Reform Act of 1995. They reflect, when made, the Companies' current views with respect to current events and financial performance, and are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Companies' operations and business environment which may cause the actual results of the Companies to be materially different from any future results, express or implied, by such forward-looking statements. The Companies intend that such forward-looking statements be subject to the Safe Harbor created by Section 27(a) of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. The words and phrases "expect", "estimate", "anticipate" and similar expressions identify forward-looking statements. Certain factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the Companies to continue as a going concern; court approval of the Companies' first day papers and other motions prosecuted by them from time to time; the ability of the Companies to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the chapter 11 cases; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Companies to propose and confirm one or more plans of reorganization, for the appointment of chapter 11 trustees or to convert the cases to chapter 7 cases; the ability of the Companies to obtain trade credit, and shipments and terms with vendors and service providers for current orders; the Companies' ability to maintain contracts that are critical to their operations; potential adverse developments with respect to the Companies' liquidity or results of operations; the ability to fund and execute its business plan; the ability to attract, retain and compensate key executives and associates; and the ability of the Companies to attract and retain customers.  Additional discussion of factors that could cause the actual results to differ materially from management's projection, forecasts, estimates and expectations is contained in the Companies' Form 10-K and other SEC filings.  The Companies disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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